Exhibit 99.1

Global Cash Access Completes Acquisition of Multimedia Games

Transaction Positions Symbiotic Cash Access and Slot Gaming Solutions to Leverage Comprehensive Value Offerings for Casino Operators

LAS VEGAS — December 19, 2014 — Global Cash Access, Inc., a wholly-owned subsidiary of Global Cash Access, Holdings, Inc. (NYSE: GCA) (“GCA” or the “Company”) announced today that it completed the acquisition of Multimedia Games Holding Company, Inc. (“Multimedia Games”). This transformational combination creates a uniquely diverse organization that will leverage cash access and compliance solutions with leading slot gaming experiences to enhance the full enterprise value proposition to casino operators.

“Today marks a great milestone as two organizations, with differentiated product and service offerings, unite to create a full-service solution for casino operators to optimize cash-to-the-floor solutions with player-proven slot gaming products that focus on retaining and acquiring new casino players,” said Ram V. Chary, Chief Executive Officer and President of GCA. “Much has been accomplished by many people in enabling this transaction to close, and now we are excited to begin merging two passionate employee cultures into one powerful organization focused on customer service, operational efficiency and gaming innovation.”

Mr. Chary added, “This acquisition is unique in comparison to other recent transactions in the gaming industry. Our distinct businesses have very little operational duplication and our combined organization will establish an industry-leading model with respect to recurring revenue contribution. We are immediately focused on benefiting from revenue synergies that exist by leveraging Multimedia Games’ full product portfolio across our widely licensed footprint and existing customer relationships, while also executing on cost synergies that have already been identified.”

The Company will remain headquartered in Las Vegas, NV, and will continue to leverage MGAM’s existing technology and manufacturing facilities in Austin, TX.

Advisory Partners

BofA Merrill Lynch served as exclusive advisor to Global Cash Access on financial matters. DLA Piper served as legal counsel to Global Cash Access on the financing transactions, while Pillsbury Winthrop Shaw Pittman advised Global Cash Access on the acquisition. The advisory partners for Multimedia Games included: Wells Fargo Securities as its exclusive advisor on financial matters; and Latham & Watkins as advisor on legal matters.

BofA Merrill Lynch and Deutsche Bank provided committed debt financing to Global Cash Access for the acquisition.

About GCA

GCA is a leading provider of fully integrated cash access solutions and related services to the gaming industry. GCA’s products and services provide: (a) gaming establishment patrons access to cash through a variety of methods, including Automated Teller Machine (“ATM”) cash withdrawals, credit card cash access transactions, point-of-sale (“POS”) debit card transactions, check verification and warranty services and money transfers; (b) integrated cash access devices and related services, such as slot machine ticket redemption and jackpot kiosks to the gaming industry; (c) products and services that improve credit decision making, automate cashier operations and enhance patron marketing activities for gaming establishments; (d) compliance, audit and data solutions; and (e) online payment processing solutions for gaming operators in States that offer intra-state, Internet-based gaming and lottery activities. More information is available at GCA’s website at www.gcainc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include, without limitation, statements regarding GCA’s strategy, products, services and solutions offered by GCA and its affiliates, the competitive position of GCA and the expectations of its customers, the anticipated commercial and economic benefits of the products, services and solutions offered by GCA in combination with or through its affiliates, and our anticipated benefits of our long-term strategy and our ability to integrate and develop our technologies on an on-going basis. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the results implied or contemplated by the forward-looking statements. These forward-looking statements are subject to the risks detailed in Global Cash Access Holdings, Inc.’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-Q or 10-K, as applicable. GCA does not intend or assume any obligation to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

Contacts

Investor Relations

ir@gcamail.com